                                                                    EXHIBIT 99.2

                                                                 (WILLIAMS LOGO)

NEWS RELEASE

NYSE: WMB
--------------------------------------------------------------------------------

DATE: Oct. 8, 2003


  WILLIAMS COMMENCES $241 MILLION OF CASH TENDER OFFERS, CONSENT SOLICITATIONS

         TULSA, Okla. - Williams (NYSE:WMB) today is commencing cash tender offers and consent solicitations for approximately $241 million of its outstanding notes, including approximately $27 million of 9.875% debentures due 2020, originally issued by Transco Energy Company; $106 million of various tranches of Series B Medium Term Notes due 2003-2022, originally issued by MAPCO, Inc.; and $108 million in three series of debentures, due 2012-2021, issued by Williams under a 1990 indenture.

         In connection with the tender offers, Williams is soliciting consents to proposed amendments to the indentures governing the notes that would eliminate certain restrictive covenants and events of default. The tender offers are not conditioned upon receiving the minimum required consents to amend the indentures. The tender offers and consent solicitations are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated today and related Letter of Transmittal and Consent, which set forth a more comprehensive description of the terms of the tender offers and consent solicitations.

         Williams is purchasing the notes and soliciting the consents in order to decrease its debt, to reduce its annual interest expense and to reduce administrative costs associated with the various debt issues. Williams assumed all of the obligations of Transco Energy and MAPCO under the respective indentures for the notes in connection with prior acquisitions.

         Williams will use available cash to fund the purchase of all notes accepted under the tender offers.

         Williams is offering to purchase the notes using fixed-spread pricing according to the following securities table:


 AGGREGATE
OUTSTANDING
 PRINCIPAL
   AMOUNT           TITLE OF SECURITY          REFERENCE SECURITY            FIXED SPREAD
-----------         -----------------          ------------------            ------------

Transco Notes
   $ 26,733,000       9.875% due 2020          5.375% due 2/15/31              2.100%

   MAPCO Notes
   $10,000,000        8.85% due 2003           T-Bill due 11/13/03             0.000%
   $ 5,000,000        8.87% due 2004           3.625% due 3/31/04              0.500%
   $ 7,000,000        8.85% due 2004           3.625% due 3/31/04              0.500%
   $10,000,000        8.78% due 2004           2.000% due 11/30/04             0.875%
   $10,000,000        8.60% due 2005          1.5000% due 2/28/05              1.100%
   $10,000,000        8.70% due 2005          1.5000% due 7/31/05              1.250%
   $10,000,000        8.20% due 2006           7.000% due 7/15/06              1.500%
   $ 3,000,000        8.45% due 2007           6.250% due 2/15/07              1.600%
   $ 2,000,000        8.25% due 2007           4.375% due 5/15/07              1.700%

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
   $ 3,000,000        8.25% due 2007           4.375% due 5/15/07              1.700%
   $ 3,500,000        8.43% due 2008           3.250% due 8/15/08              1.800%
   $ 3,000,000        8.55% due 2011           4.250% due 8/15/13              1.700%
   $ 2,500,000        8.63% due 2013           4.250% due 8/15/13              2.000%
   $ 4,000,000        8.48% due 2013           4.250% due 8/15/13              2.000%
   $ 5,000,000        8.40% due 2014           4.250% due 8/15/13              2.100%
   $16,000,000        8.80% due 2022           5.375% due 2/15/31              2.100%
   $ 1,000,000        8.70% due 2022           5.375% due 2/15/31              2.100%
   $ 1,300,000        8.72% due 2022           5.375% due 2/15/31              2.100%

Williams Notes
   $37,012,000        8.875% due 2012           4.25% due 8/15/13              1.900%
   $24,875,000        10.25% due 2020          5.375% due 2/15/31              2.100%
   $46,144,000        9.375% due 2021          5.375% due 2/15/31              2.100%

         The fixed-spread pricing will result in total consideration for each $1,000 principal amount tendered equal to the present value of the principal and interest that would accrue until maturity for each note, as determined by reference to a fixed spread over the yield to maturity of designated United States Treasury reference securities. Holders that tender notes prior to 5 p.m. Eastern Time on Oct. 20, the consent date, will be eligible to receive the total consideration, which includes a consent payment equal to $30 per $1,000 of notes. Holders that tender notes after Oct. 20 will be eligible to receive the total consideration minus the consent payment. The purchase price will be determined at 2 p.m. ET on Oct. 22. The tender offer will expire at 5 p.m. ET on Nov. 6, 2003.

         In addition to the tender offer consideration, Williams also will pay accrued and unpaid interest up to, but not including, the settlement date on all notes accepted in the offer. The settlement date currently is expected to be Nov. 10.

         Tenders of notes made after 5 p.m. ET on Oct. 20, may be properly withdrawn at any time until 5 p.m. ET on Nov. 6. Tenders of notes made prior to 5 p.m. ET on Oct. 20, may be withdrawn at any time prior to 5 p.m. ET on Oct. 20, but not thereafter, unless Williams reduces the tender offer consideration or the consent payment or is otherwise required by law to permit withdrawal. Williams may extend either the consent date, the expiration date or both with respect to either offer. The offers each are conditioned upon general tender offer conditions described in the Offer to Purchase and Consent Solicitation Statement. The offers are not conditioned upon one another. Williams also is commencing a tender offer with respect to its outstanding 9.25% Notes due 2004. The 9.25% Notes offer and these offers are also not conditioned upon one another. Any holder who tenders notes pursuant to the tender offer also must deliver a consent to the proposed amendments. Holders who validly tender their notes pursuant to the tender offer will be deemed to have delivered their consents.

         Williams has retained Lehman Brothers Inc. to serve as the lead dealer manager, Banc of America Securities LLC, Citigroup Global Markets Inc. and J. P. Morgan Securities Inc. to serve as co-dealer managers, and D.F. King & Co. Inc. to serve as the information agent for the tender offer. Requests for documents may be directed to D.F. King & Co. Inc. by telephone at (800) 431-9643 or (212) 269-5550 or in writing at 48 Wall Street, 22nd Floor, New York, NY 10005. Questions regarding the tender offer may be directed to Lehman Brothers, at
(800) 438-3242 or (212) 528-7581.

         This press release shall not constitute a tender offer to purchase or a solicitation of acceptance of the tender


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offer, which may be made only pursuant to the terms of the tender offer to purchase and related letter of transmittal. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer shall be deemed made on behalf of the company by Lehman Brothers Inc. or one or more registered brokers or dealers under the laws of such jurisdiction.

ABOUT WILLIAMS (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. Williams' gas wells, pipelines and midstream facilities are concentrated in the Northwest, Rocky Mountains, Gulf Coast and Eastern Seaboard. More information is available at www.williams.com.

CONTACT:            Brad Church
                    Williams (media relations)
                    (918) 573-3332

                    Travis Campbell
                    Williams (investor relations)
                    (918) 573-2944

                    Courtney Baugher
                    Williams (investor relations)
                    (918) 573-5768

                                      # # #

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.